Exhibit 10.1

CONVERTIBLE NOTE MODIFICATION AGREEMENT

THIS CONVERTIBLE NOTE MODIFICATION AGREEMENT (this “Agreement”) is made and entered into effective the fourteenth day of September 2015 by and between ACOLOGY, INC., a Florida corporation, whose address is 1620 Commerce Street, Corona, CA 92880 (hereinafter referred to as the “Maker”), and TOBY SMITH, whose address is 26100 Newport Avenue, Suite A12-413, Menifee, California 92584 (hereinafter referred to as the “Holder”).

RECITALS

WHEREAS, the Maker executed and delivered to Richard S. Astrom (hereinafter referred to as the “Assignor”) a Convertible Promissory Note, dated March 4, 2014, in the principal amount of $400,000.00, of which $360,000.00 is unpaid (hereinafter referred to as the “Note”); and

WHEREAS, the Note provided that its maturity date was one year after its date; and

WHEREAS, the Note is secured by a Pledge Agreement, dated March 4, 2014, by and between the Maker and the Assignor (hereinafter referred to as the “Pledge Agreement”); and

WHEREAS, the outstanding principal amount of Note was not paid on the aforesaid maturity date and therefore, an Event of Default, as that term is defined in the Note, has occurred; and

WHEREAS, by an Assignment, dated August 20, 2015, the Assignor assigned the Note and the Pledge Agreement to Holder, who is on the date hereof, the holder of the Note; and

WHEREAS, the Maker and the Holder desire to extend the maturity date of the Note as provided herein and Holder desires to waive the exercise of certain rights that he has by reason of the occurrence of said Event of Default,

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Maker and the Holder agree as follows:

1.     The Maturity Date, as that term is defined in the Note, is extended such that it shall be one (1) year after the date of this Agreement.

2.     The Holder waives all rights that have accrued to him by reason of the occurrence of the aforesaid Event of Default (including, without limitation, the right to enforce the collection of the principal of and the interest accrued on the Note and the right to be paid interest at the rate specified in the Note to be paid after such Event of Default at any time from March 4, 2015, to the date hereof and from the date hereof until an Event of Default shall occur), provided that the Holder does not waive his rights of conversion under Section 9 of the Note that arose by reason of the said Event of Default.

3.     In all other respects, the Note and the Pledge Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have set their hands effective the day and year first above written.

ACOLOGY, INC.
/s/ Toby Smith
Toby Smith
By: /s/ Curtis Fairbrother
Curtis Fairbrother
President